Idaho Power Company
                              First Mortgage Bonds,
                       Secured Medium-Term Notes, Series D

                                 TERMS AGREEMENT

                                                          November 12, 2002

Idaho Power Company
1221 W. Idaho St.
Boise, Idaho 83702-5627
Attention: Mr. Darrel Anderson

          Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "2001 Agreement") dated October 1, 2001, between each of ABN AMRO Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Goldman, Sachs & Co., McDonald Investments Inc., U.S. Bancorp Piper Jaffray Inc., Wells Fargo Brokerage Services, LLC and you, and to the terms and conditions of the Selling Agency Agreement (the "2002 Agreement" and, together with the 2001 Agreement, the "Agreements") dated November 12, 2002 between Wachovia Securities, Inc. and you, each of the undersigned agrees, severally and not jointly, to purchase the respective principal amount of 4.75% First Mortgage Bonds due 2012 (the "2012 Notes") and 6.00% First Mortgage Bonds due 2032 (the "2032 Notes") of Idaho Power Company set forth opposite its name below having the terms indicated below:


                                         Principal Amount of                    Principal Amount of
Name                                     2012 Notes                             2032 Notes
----                                     ----------                             ----------
Banc One Capital Markets, Inc.           $ 47,500,000                           $ 47,500,000
U.S. Bancorp Piper Jaffray Inc.            20,000,000                             20,000,000
Banc of America Securities LLC             12,500,000                             12,500,000
Wachovia Securities, Inc.                  10,000,000                             10,000,000
McDonald Investments Inc.                  10,000,000                             10,000,000
                                         ------------                           ------------
Total                                    $100,000,000                           $100,000,000
-----                                    ============                           ============

Identification of Notes:                The 2012 Notes shall be                 The 2032 Notes shall be
                                        designated 4.75% First                  designated 6.00% First
                                        Mortgage Bonds due 2012                 Mortgage Bonds due 2032




Aggregate Principal Amount:             $100,000,000                            $100,000,000

Issue Date:                             November 15, 2002                       November 15, 2002

Original Interest Accrual Date:         November 15, 2002                       November 15, 2002

Interest Rate:                          4.75%                                   6.00%

Maturity Date:                          November 15, 2012                       November 15, 2032

Interest Payment Dates:                 April 15 and October 15,                April 15 and October 15,
                                        commencing April 15, 2003               commencing April 15, 2003

Regular Record Dates:                   March 31 and September 30               March 31 and September 30

Discount or Commission:                 0.625% of Principal Amount              0.750% of Principal Amount

Purchase Price (Price to be paid to     98.323% of Principal Amount             98.706% of Principal Amount
Idaho Power Company after discount or
commission):

Closing Date:                           November 15, 2002                       November 15, 2002

Price to Public:                        98.948%                                 99.456%

Purchase Date and Time:                 November 15, 2002 at 10 a.m.,           November 15, 2002 at 10 a.m.,
                                        Eastern Time                            Eastern Time

Place for Delivery of Notes and         LeBoeuf, Lamb, Greene &                 LeBoeuf, Lamb, Greene &
Payment Therefor:                       MacRae, L.L.P.                          MacRae, L.L.P.
                                        125 West 55th Street,                   125 West 55th Street,
                                        New York, New York                      New York, New York

Method of Payment:                      Wire transfer of immediately            Wire transfer of immediately
                                        available funds                         available funds

Redemption Provisions, if any:          See "Optional Redemption" below.        See "Optional Redemption" below.


                                       2



Modification, if any, in the            The undersigned shall have              The undersigned shall have
requirements to deliver the             received the documents                  received the documents
documents specified in                  specified in Section 6(b)(i),           specified in Section 6(b)(i),
Section 6(b) of each of the             (ii), (iii) and (iv) of each of the     (ii), (iii) and (iv) of each of the
Agreements:                             Agreements, each dated as of            Agreements, each dated as of
                                        the Closing Date, except that           the Closing Date, except that
                                        the comfort letter furnished by         the comfort letter furnished by
                                        Deloitte & Touche LLP will be           Deloitte & Touche LLP will be
                                        dated November 12, 2002                 dated November 12, 2002

Period during which                     30 days                                 30 days
additional Notes may not be
sold pursuant to Section 4(1)
of each of the Agreements:

Syndicate Provisions (Set               If any one or more of the               If any one or more of the
forth any provisions relating           undersigned shall fail to               undersigned shall fail to
to underwriters' default and            purchase and pay for any of             purchase and pay for any of
step-up of amounts to be                the 2012 Notes agreed to be             the 2032 Notes agreed to be
purchased):                             purchased by it hereunder and           purchased by it hereunder and
                                        such failure to purchase shall          such failure to purchase shall
                                        constitute a default in the             constitute a default in the
                                        performance of its or their             performance of its or their
                                        obligations under this Terms            obligations under this Terms
                                        Agreement, the remaining of             Agreement, the remaining of
                                        the undersigned shall be                the undersigned shall be
                                        obligated severally to take up          obligated severally to take up
                                        and pay for (in the respective          and pay for (in the respective
                                        proportions which the amounts           proportions which the amounts
                                        of 2012 Notes set forth                 of 2032 Notes set forth
                                        opposite its or their name              opposite its or their name
                                        above bears to the aggregate            above bears to the aggregate
                                        amount of 2012 Notes set forth          amount of 2032 Notes set forth
                                        opposite the names of all the           opposite the names of all the
                                        remaining undersigned above)            remaining undersigned above)
                                        the 2012 Notes which the                the 2032 Notes which the
                                        defaulting undersigned agreed           defaulting undersigned agreed
                                        but failed to purchase;                 but failed to purchase;
                                        provided, however, that in the          provided, however, that in the
                                        event that the aggregate                event that the aggregate
                                        amount of 2012 Notes which it           amount of 2032 Notes which it
                                        or they agreed but failed to            or they agreed but failed to
                                        purchase shall exceed 10% of            purchase shall exceed 10% of
                                        the aggregate amount of 2012            the aggregate amount of 2032


                                       3



                                        Notes, the remaining of the             Notes, the remaining of the
                                        undersigned shall have the              undersigned shall have the
                                        right to purchase all, but shall        right to purchase all, but shall
                                        not be under any obligation to          not be under any obligation to
                                        purchase any, of the 2012               purchase any, of the 2032
                                        Notes, and if they do not               Notes, and if they do not
                                        purchase any of the 2012                purchase any of the 2032
                                        Notes within 36 hours after             Notes within 36 hours after
                                        such default, the Company               such default, the Company
                                        shall be entitled to a further          shall be entitled to a further
                                        period of 36 hours within               period of 36 hours within
                                        which to procure another party          which to procure another party
                                        or other parties reasonably             or other parties reasonably
                                        satisfactory to Banc One                satisfactory to Banc One
                                        Capital Markets, Inc. to                Capital Markets, Inc. to
                                        purchase the 2012 Notes.  If            purchase the 2032 Notes.  If
                                        the Company fails to procure            the Company fails to procure
                                        another party to purchase the           another party to purchase the
                                        2012 Notes within such period,          2032 Notes within such period,
                                        this Terms Agreement will               this Terms Agreement will
                                        terminate without liability to          terminate without liability to
                                        any nondefaulting undersigned           any nondefaulting undersigned
                                        except as provided in Section 9         except as provided in Section 9
                                        of each of the Agreements. In           of each of the Agreements.  In
                                        the event of any default as             the event of any default as
                                        described herein, the Closing           described herein, the Closing
                                        Date shall be postponed for             Date shall be postponed for
                                        such period, not exceeding five         such period, not exceeding five
                                        (5) business days, as Banc One          (5) business days, as Banc One
                                        Capital Markets, Inc. shall             Capital Markets, Inc. shall
                                        determine in order that the             determine in order that the
                                        required changes in the Pricing         required changes in the Pricing
                                        Supplement or in any other              Supplement or in any other
                                        documents or arrangements               documents or arrangements may
                                        may be effected.  Nothing               may be effected.  Nothing
                                        contained in this Terms                 contained in this Terms
                                        Agreement shall relieve any of          Agreement shall relieve any of
                                        the undersigned that shall              the undersigned that shall
                                        default of any liability for            default of any liability for
                                        damages occasioned by such              damages occasioned by such
                                        default.                                default.


Optional Redemption

          The Company may, at its option, redeem the 2012 Notes or the 2032 Notes (collectively, the "Notes"), in whole or in part, at any time, at a redemption price equal to the greater of:

o    100% of the principal amount of the Notes to be redeemed and

o as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points, in the case of the 2012 Notes, and plus 20 basis points, in the case of the 2032 Notes, plus in either case interest accrued and unpaid on the Notes to be redeemed to the date fixed for redemption. The Company will mail notice of any redemption at least 30 days before the date fixed for redemption to each holder of the Notes to be redeemed.

          "Treasury Rate" means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

          "Comparable Treasury Price" means, with respect to any date fixed for redemption,

          (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

          (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such date, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all the quotations received.

          "Independent Investment Banker" means any one of the Reference Treasury Dealers appointed by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the date fixed for redemption.

          "Reference Treasury Dealer" means (1) Banc One Capital Markets, Inc., U.S. Bancorp Piper Jaffray Inc., Banc of America Securities LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company.

          This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          This Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                        Banc One Capital Markets, Inc.

                                        By: /s/ C. Victor Manny
                                           -------------------------------------
                                              Name:  C. Victor Manny
                                              Title: Managing Director

                                        U.S. Bancorp Piper Jaffray Inc.

                                        By: /s/ Robert A. Krueger
                                           -------------------------------------
                                              Name:  Robert A. Krueger
                                              Title: Managing Director

                                        Banc of America Securities LLC

                                        By: /s/ Lily Chang
                                           -------------------------------------
                                              Name:  Lily Chang
                                              Title: Principal

                                        Wachovia Securities, Inc.

                                        By: /s/ Keith Mauney
                                           -------------------------------------
                                              Name:  Keith Mauney
                                              Title: Managing Director

                                        McDonald Investments Inc.

                                        By: /s/ Andrew T. Redinger
                                           -------------------------------------
                                              Name:  Andrew T. Redinger
                                              Title: Sr. Vice President

Accepted:

Idaho Power Company

By: /s/ Darrel T. Anderson
    --------------------------------
     Name:  Darrel T. Anderson
     Title:  Vice President, Chief Financial
     Officer and Treasurer